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                                                                     EXHIBIT 5.1
                          Calfee, Haller & Griswold
                       1400 McDonald Investment Center
                             800 Superior Avenue
                         Cleveland, Ohio  44114-2688

                               September 28, 1995


National BancShares Corporation
c/o First National Bank Operations
 Center
112 West Market Street
Orrville, Ohio  44667


                 In connection with the filing by National Bancshares Corporation, an Ohio corporation (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") with respect to 100,000 Common Shares, par value $10.00 per share of the Company (the "Shares"), we have examined the following: (i) the Amended Articles of Incorporation, as amended, and Code of Regulations, as amended, of the Company, as the same are currently in effect; (ii) the form of Registration Statement on Form S-3 (including Exhibits thereto) to be filed with the Securities and Exchange Commission; and (iii) such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed. The Shares are to be issued pursuant to the Company's Dividend Reinvestment Plan (the "Plan") to those shareholders of the Company who choose to participate in the Plan ("Plan Participants").

                 Based upon the foregoing, we are of the opinion that:

                  (i) The Company is incorporated and validly existing under the laws of the State of Ohio.

                  (ii) The Shares to be sold by the Company in the manner contemplated by the Registration Statement have been duly authorized and, when issued to the Plan Participants in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

                  We are attorneys licensed to practice law in the State of Ohio. The opinions expressed herein are limited solely to the laws of the State of Ohio and we express no opinion under the laws of any other jurisdiction.

                  This opinion is delivered to you solely in connection with the filing of the Registration Statement with respect to the Shares, and this letter and the opinion stated herein may not be relied upon for any other purpose or by any other person.


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                 We consent to the filing of this opinion with the Registration
Statement and to the use of our name therein under the caption "Validity of Shares."

                                                   Respectfully submitted,

                                                   /s/ Calfee, Halter & Griswold
                                                   CALFEE, HALTER & GRISWOLD